SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2016

PAR Technology Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-09720	16-1434688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413-4991
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (315) 738-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 8.01	Other Events

Effective March 14, 2016, the Company terminated the employment of Michael S. Bartusek, its Vice President and Chief Financial officer for cause in connection with unauthorized investments made in contravention of the Company’s policies and procedures involving Company funds aggregating less than $900K.  The unauthorized investments occurred during the period between September 25, 2015 and November 6, 2015.  As previously reported, Mr. Bartusek was hired by the Company effective July 20, 2015.

This matter was identified to the Audit Committee of the Company’s Board of Directors, comprised solely of independent directors, by the Company’s newly appointed President and Chief Executive Officer, Karen E. Sammon, who, as previously reported, assumed the office effective January 1, 2016.  Under direction of the Audit Committee an investigation was commenced and continues into this matter.  The investigation is led by outside counsel, and they engaged an independent forensic consultant to assist in the matter.  Investigators are coordinating with the Company’s independent financial accountants, BDO USA, LLP.  As directed by the Audit Committee, the Company has reported this matter to federal law enforcement agencies, including the U.S. Securities and Exchange Commission, and the Company has initiated a thorough review of its internal controls.

At the direction of the Board, the Company’s President and Chief Executive Officer has initiated an executive search to locate and vet potential candidates to fill the position of Chief Financial Officer.  Matthew J. Trinkaus will continue to serve as the Company’s Acting Treasurer and Principal Accounting Officer.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release of PAR Technology Corporation dated March 14, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAR TECHNOLOGY CORPORATION
(Registrant)

Date: March 14, 2016	/s/Matthew J. Trinkaus
Matthew J. Trinkaus
Chief Accounting Officer & Corporate Controller